
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Krupp
Associates 1980-1 financial statement for the year ended December 31, 1996 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               DEC-31-1996
<CASH>                                         763,487
<SECURITIES>                                         0
<RECEIVABLES>                                   44,687
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                               558,403
<PP&E>                                      30,306,454<F1>
<DEPRECIATION>                              18,448,721<F2>
<TOTAL-ASSETS>                              13,224,310
<CURRENT-LIABILITIES>                          746,878
<BONDS>                                     19,491,853<F3>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                   (7,014,421)<F4>
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                13,224,310
<SALES>                                      6,628,658
<TOTAL-REVENUES>                             6,628,658
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             5,341,036<F5>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                           1,733,982
<INCOME-PRETAX>                              (446,360)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          (446,360)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 (446,360)
<EPS-PRIMARY>                                        0<F6>
<EPS-DILUTED>                                        0<F6>

<F1>Includes apartment complexes of $29,786,870 and deferred expenses of $519,584.
<F2>Includes depreciation of $18,281,640 and amortization of defered expenses of
$167,081 .
<F4>Represents total equity of general partners ($324,092) and limited partners
($6,690,329).
<F3>Represents mortgage note payable.
<F5>Includes operating expenses of $2,969,190, real estate taxes of $504,867 and depreication/amortization of $1,866,979.
<F6>Net loss allocated ($22,319) to general partners and ($424,042) to limited partners for the year ended 12/31/96. Average net loss ($16.96) per unit for 25,000 unites outstanding.

